CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Prospect Street® High Income Portfolio Inc. of our report dated December 8, 2004, for the year ended October 31, 2004.

We also consent to the reference to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Prospectus and "Financial Statements" in the Statement of Additional Information.

Deloitte & Touche LLP

Dallas, Texas
February 16, 2005